UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: (Date of Earliest Event Reported): March 31, 2023

THE ARENA GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

delaware	001-12471	68-0232575
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 VESEY STREET, 24TH FLOOR
NEW YORK, new york	10281
(Address of principal executive offices)	(Zip code)

212-321-5002

(Registrant’s telephone number including area code)

(Former name or former address if changed since last report)

Securities registered pursuant in Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AREN	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 31, 2023, The Arena Group Holdings, Inc. (the “Company”) entered into common stock purchase agreements (collectively, the “Common Stock Purchase Agreement”) with certain purchasers, pursuant to which the Company agreed to issue and sell in a registered direct offering (the “Offering”) an aggregate of 2,963,918 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (“Common Stock”). The Shares will be sold to the purchasers at a price per share of $3.88 per share. The net proceeds from the Offering, after deducting estimated expenses, are expected to be approximately $11.3 million. The Company intends to use the net proceeds from the Offering, together with existing cash and cash equivalents, for working capital and other general corporate purposes. The Common Stock Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions. No underwriter or placement agent participated in the Offering.

The Offering is being made pursuant to the Company’s shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission (the “SEC”) on November 21, 2022 (File No. 333-268487), which the SEC declared effective on December 1, 2022, and a related prospectus supplement.

The Company expects to close the Offering on or around April 3, 2023, subject to the satisfaction of customary closing conditions.

The form of Common Stock Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and the foregoing description of the terms of the Common Stock Purchase Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Fenwick & West LLP, relating to the legality of the issuance and sale of the Common Stock in the Offering, is filed with this Current Report on Form 8-K as Exhibit 5.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

5.1	Opinion of Fenwick & West LLP.

10.1	Form of Common Stock Purchase Agreement.

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2023	THE ARENA GROUP HOLDINGS, INC.

	By:	/s/ Douglas B. Smith
	Name:	Douglas B. Smith
	Title:	Chief Financial Officer